                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of SCM Microsystems, Inc. on Form S-8 of our reports dated February 17, 2000, appearing in the Annual Report on Form 10-K of SCM Microsystems, Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP


San Jose, California
July 25 , 2000